Exhibit 32.1

      Certification by the Chief Executive Officer Pursuant to 18USC 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to her knowledge, (i) this amendment to the annual reporton Form 10KSB as filed by Clixtix, Inc. (the "Company")for the year ended December 31, 2003,fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: May 25, 2004                   Clixtix, Inc.


                                        By: /s/ Phyllis Maxwell
                                        Phyllis Maxwell
                                        Chief Executive Officer


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